Exhibit 1

Joint Filing Agreement

dated as of June 21, 2013

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13G filed on or about June 21, 2013, and any further amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock (“Shares”) of Clean Energy Fuels Corp., a Delaware corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time, is filed on behalf of all the undersigned. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Green Energy Investment Holdings LLC
By: Leonard Green & Partners, L.P., its Manager

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Operating Officer and Secretary

Green Equity Investors VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Operating Officer and Secretary

Green Equity Investors Side VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Operating Officer and Secretary

GEI Capital VI, LLC

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Operating Officer and Secretary

Green VI Holdings, LLC

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Operating Officer and Secretary

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Operating Officer and Secretary

LGP Management, Inc.

By:	/s/ Michael Gennaro
Michael Gennaro
Chief Operating Officer and Secretary

[Signature Page to Joint Filing Agreement—CLNE 13G]